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                                  July 24, 1997



Gables Residential Trust
2859 Paces Ferry Road
Overlook III, Suite 1450
Atlanta, Georgia 30339

Ladies and Gentlemen:

         We have acted as counsel to Gables Residential Trust, a Maryland real estate investment trust (the "Company"), in connection with the offer and sale by the Company of up to 4,600,000 shares of 8.30% Series A Cumulative Redeemable Preferred Shares, par value $.01 per share ("Series A Preferred Shares"), of the Company (the "Shares"). The Shares include an over-allotment option of up to 600,000 Series A Preferred Shares. This opinion is being delivered in connection with (i) the Company's Registration Statement on Form S-3 (No. 333-14329) (the "Registration Statement") relating to the registration of the offering and sale under the Securities Act of 1933, as amended, of up to $300,000,000 of securities of the Company, and (ii) a prospectus supplement dated July 21, 1997 (the "Prospectus Supplement") which supplements the prospectus included in such Registration Statement, relating to the offering of the Shares by the Company. The Shares will be offered by the Underwriters (as defined below) pursuant to that certain Underwriting Agreement dated July 21, 1997 between the Company and PaineWebber Incorporated and Smith Barney Inc., as representatives of the several underwriters named in Schedule I thereto (the "Underwriters").

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares sold or to be sold by the Company to the Underwriters as described in the Registration Statement and the Prospectus Supplement have been duly authorized and have been, or upon delivery of such Shares and payment therefor in accordance with the Underwriting Agreement will be, validly issued, fully paid and non-assessable.



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Gables Residential Trust
July 24, 1997
Page 2


         We hereby consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K dated July 24, 1997.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR  LLP